                                                                    EXHIBIT 99.1

NEOWARE                                                            PRESS RELEASE


FOR IMMEDIATE RELEASE
                      NEOWARE REPORTS THIRD QUARTER RESULTS

         KING OF PRUSSIA, Pa., April 27, 2006 -- Neoware, Inc. (Nasdaq: NWRE), the leading supplier of software-powered thin client solutions for enterprises that make computing more secure, reliable, affordable and manageable, today reported financial results for its fiscal third quarter ended March 31, 2006.

         "We are experiencing healthy demand from enterprise customers for our thin client solutions and we are translating this demand into positive financial results," commented Michael Kantrowitz, Neoware's Chairman and CEO.

Q3 FINANCIAL HIGHLIGHTS:

         o Revenues increased 46% to $27,787,000 from $19,001,000 in the prior year third quarter.

         o Gross profit was 44% of revenue, compared to 43% of revenue in the prior year third quarter. Non-GAAP gross profit was 45% of revenue, compared to 44% of revenue in the prior year third quarter.

         o Operating expenses were $8,977,000, or 32% of revenue, compared to $5,809,000, or 31% of revenue, in the prior year third quarter. Non-GAAP operating expenses were $7,631,000, or 28% of revenue, compared to $5,515,000, or 29% of revenue, in the prior year third quarter.

         o Non-GAAP net income for the quarter increased 71% to $.19 per fully diluted share, compared to $.13 per fully diluted share, in the prior year third quarter.

         o Net income for the quarter was $.12 per diluted share, compared to $.11 per diluted share in the prior year third quarter.

         o The Company generated approximately $6.1 million in cash from operations, and ended the quarter with $111 million of cash, the result of positive cash flow and the Company's underwritten public stock offering in February 2006.

         o Non-GAAP results exclude amortization of acquisition-related intangibles and stock-based compensation and apply pro forma tax rates of 33% and 34% in the third quarter of fiscal 2006 and 2005, respectively, for the purpose of showing a comparable view of the Company's performance from period to period.

         o The Company's fully diluted share count increased to 18.8 million shares from 16.4 million shares in the year ago quarter as a result of the Company's public offering of its common stock in February 2006, and is expected to be approximately 20.6 million shares in coming periods.

         "This quarter we were able to grow our revenues significantly with less customer concentration than in recent quarters," commented Mr. Kantrowitz. "In this quarter our largest individual end customer generated approximately $2 million of revenue while in the prior two quarters our largest end customers each generated nearly $6 million per quarter. While we expect large orders from individual customers to result in concentrations in future quarters, we are encouraged by the broadening of our end customer base and believe this is a very positive sign that shows increasing breadth of demand for our products."

"Neoware thin clients and software enable enterprises to address some of the most important challenges they face today. Our products enable organizations to significantly improve the security and manageability of devices on the edge of their networks - their most vulnerable entry points - while substantially reducing the cost of computing compared to traditional PC computing," Mr. Kantrowitz continued. "As a result, our customers can access centralized PC and host applications, and do so from more manageable devices with central control, significantly enhanced security, and much lower costs."

"Neoware has global reach with sales and integration centers in the U.S., Australia, Austria China, France, Germany, India, and the United Kingdom Combining these integration centers with our software focus and ownership of key software technologies gives us the ability to integrate our thin client devices and software into our customers' IT infrastructure. Our alliances with IBM and Lenovo continue to deliver positive results and provide us with access to large enterprise customers around the globe."

"We now have $111 million of cash and short-term investments, the result of positive cash flow and the underwritten offering we completed in February. As a result, we believe we are better positioned than ever to execute our strategy to grow our market, and to build upon our leadership position within it," Mr. Kantrowitz concluded.

CONFERENCE CALL INFORMATION

Neoware will host a conference call at 5:00 PM on April 27, 2006. The conference call will be available live at www.vcall.com and on the Neoware website at www.neoware.com. To participate, please go to the website 10 minutes prior to the call to register, download and install any necessary audio software. If you are unable to attend the live conference call, an Internet replay of the call will be archived and available after the call through May 30, 2006.

The call will also be accessible by dialing 1-800-974-9436 from the US and +1-641-297-7617 for international calls. The conference ID will be NEOWARE. A replay of the call will be available through May 30, 2006 by dialing 1-800-645-7959 in the US and +1- 973-854-2594 internationally. A copy of the press release announcing the Company's earnings and other financial and statistical information about the period to be presented in the conference call will be available at the section of the Company's website entitled "News" at www.neoware.com.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call as described above, we use or plan to discuss certain financial measures which are considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying schedule and in the News section of our web site at www.neoware.com. We have provided the non-GAAP measures in order to present information about the Company's financial performance, as we believe it provides a more accurate view of the financial performance of the Company's core business and trends relating to its financial condition and results of operations including its cash requirements for ongoing operating activities. We compute non-GAAP net income by adjusting GAAP net income before taxes for amortization of acquired intangible assets such as intellectual property, customer lists and non-compete agreements, and stock-based compensation. We compute non-GAAP gross profit and operating expenses by adjusting the respective GAAP amounts for amortization of acquired intangible assets and stock based compensation. In addition, we used pro-forma tax rates of 33% and 34% for the third quarter of fiscal 2006 and 2005, respectively. This compares to GAAP effective tax rates of 36% and 34% for the 2006 and 2005 third quarter periods, respectively.

About Neoware

Neoware, Inc. (Nasdaq:NWRE), provides software-powered thin client solutions for enterprises throughout the world. Neoware's software powers and manages thin client devices and traditional personal computers, enabling them to run Windows(R) and web applications across a network, stream operating systems on demand, and connect to mainframes, mid-range, UNIX and Linux systems. Headquartered in King of Prussia, PA, USA, Neoware has offices in Australia, Austria, China, France, Germany and the United Kingdom. Neoware's products are available worldwide from select, knowledgeable resellers, as well as via its partnerships with IBM, Lenovo, and ClearCube. Neoware can be reached by email at info@neoware.com.

Neoware is a registered trademark of Neoware, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding: demand for our solutions from our enterprise customers; the expectation that we will have approximately 20.6 million fully diluted shares in coming periods; the increasing demand for our products from a less concentrated group of customers; customers demonstrating an increase in the breadth of demand for our products; our alliances with IBM and Lenovo contributing to our positive results and providing us with access to large enterprise customers; and our ability to grow our market and our leadership position. Factors that could cause actual results to differ materially from those predicted in such forward-looking statements include: our inability to manage our expanded organization; our inability to successfully integrate our recent acquisitions; the timing and receipt of future orders; our timely development and customers' acceptance of our products; pricing pressures; rapid technological changes in the industry; growth of overall thin client sales through the capture of a greater portion of the PC market, including sales to large enterprise customers; our ability to maintain our partnerships; our dependence on our suppliers and distributors; increased competition; our continued ability to sell our products through Lenovo to IBM's customers; our ability to attract and retain qualified personnel, including the former employees of the businesses we acquired; adverse changes in customer order patterns; our ability to identify and successfully consummate and integrate future acquisitions; adverse changes in general economic conditions in the U. S. and internationally; risks associated with foreign operations; and political and economic uncertainties associated with current world events. These and other risks are detailed from time to time in Neoware's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our annual report on Form 10-K for the year ended June 30, 2005 and our quarterly reports on Forms 10-Q for the quarters ended September 30, 2005 and December 31, 2005.

Neoware is a trademark of Neoware, Inc. All other names products and services are trademarks or registered trademarks of their respective holders.

                                  NEOWARE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (unaudited)


                                                                MARCH 31,              JUNE
                           ASSETS                                 2006               30, 2005
                                                               --------------------------------
 Current assets:
     Cash and cash equivalents                                 $   82,428            $    8,285
     Short-term investments                                        28,813                34,874
     Accounts receivable, net                                      22,233                17,165
     Inventories                                                    6,125                 3,051
     Prepaid expenses and other                                     2,332                 2,627
     Deferred income taxes                                          1,015                 1,015
                                                               ----------            ----------
        Total current assets                                      142,946                67,017

 Goodwill                                                          43,642                31,223
 Intangibles, net                                                  12,954                 9,386
 Other                                                                546                    --
 Property and equipment, net                                        1,630                   416
                                                               ----------            ----------
                                                               $  201,718            $  108,042
                                                               ==========            ==========

            LIABILITIES AND STOCKHOLDERS' EQUITY
 Current liabilities:
     Accounts payable                                          $   12,538            $    8,408
     Accrued compensation and benefits                              2,830                 2,018
     Restructuring reserve                                          1,012                    --
     Income taxes payable                                              --                 2,290
     Other accrued expenses                                         3,748                 3,166
     Deferred revenue                                                 983                   734
                                                               ----------            ----------
        Total current liabilities                                  21,111                16,616

 Deferred income taxes                                              2,841                 1,151
 Deferred revenue                                                     285                   306
                                                               ----------            ----------
        Total liabilities                                          24,237                18,073
                                                               ----------            ----------


 Stockholders' equity:
      Preferred stock                                                   -                     -
     Common stock                                                      20                    16
     Additional paid-in capital                                   155,856                74,577
     Treasury stock, 100,000 shares at cost                          (100)                 (100)
     Accumulated other comprehensive income (loss)                   (349)                  118
     Retained earnings                                             22,054                15,358
                                                               ----------            ----------
        Total stockholders' equity                                177,481                89,969
                                                               ----------            ----------
                                                               $  201,718            $  108,042
                                                               ==========            ==========

                                  NEOWARE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                       THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                            MARCH 31,                           MARCH 31,
                                               ------------------------------------ ------------------------------
                                                     2006              2005               2006             2005
                                               ------------------------------------ ------------------------------


Net revenues                                      $   27,787        $   19,001         $   83,666       $   55,775

Cost of revenues
    Cost of products (a)                              15,353            10,571             47,051           31,286
    Amortization of intangibles                          338               177                913              400
                                                  ----------        ----------         ----------       ----------
       Total cost of revenues                         15,691            10,748             47,964           31,686
                                                  ----------        ----------         ----------       ----------

                                                  ----------        ----------         ----------       ----------
         Gross profit                                 12,096             8,253             35,702           24,089
                                                  ----------        ----------         ----------       ----------

Operating expenses
   Sales and marketing                                 4,295             2,806             12,864            8,664
   Research and development                            1,645               866              4,446            2,299
   General and administrative                          2,451             1,843              7,614            4,848
   Amortization of intangibles                           586               294              1,377              717
                                                  ----------        ----------         ----------       ----------
      Total operating expenses (b)                     8,977             5,809             26,301           16,528
                                                  ----------        ----------         ----------       ----------

         Operating income                              3,119             2,444              9,401            7,561

Foreign exchange gain (loss)                             (12)               (7)                64             (243)
Interest income, net                                     507               241                998              594
                                                  ----------        ----------         ----------       ----------

         Income before income taxes                    3,614             2,678             10,463            7,912

Income taxes                                           1,301               913              3,767            2,692
                                                  ----------        ----------         ----------       ----------


Net income                                        $    2,313        $    1,765         $    6,696       $    5,220
                                                  ==========        ==========         ==========       ==========

Earnings per share:
    Basic                                         $     0.13        $     0.11         $     0.40       $     0.33
                                                  ==========        ==========         ==========       ==========
    Diluted                                       $     0.12        $     0.11         $     0.38       $     0.32
                                                  ==========        ==========         ==========       ==========

Weighted average number of common
      shares outstanding:
    Basic                                             18,023            16,061             16,931           15,836
                                                  ==========        ==========         ==========       ==========
    Diluted                                           18,848            16,404             17,474           16,207
                                                  ==========        ==========         ==========       ==========

(a) includes stock-based compensation expense of $20 and $60 for the three and nine month ended March 31, 2006.
(b) includes stock-based compensation expense of $760 and $2,239 for the three and nine month ended March 31, 2006.

                                  NEOWARE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                   (UNAUDITED)

                                                                        THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                             MARCH 31,                          MARCH 31,
                                                                  -----------------------------       ----------------------------
                                                                     2006               2005             2006              2005
                                                                  ----------         ----------       ----------        ----------
Cash flows from operating activities:
   Net income                                                     $    2,313         $    1,765       $    6,696        $    5,220
   Adjustments to reconcile net income to net cash
     provided by operating activities-
       Amortization of intangibles                                       924                470            2,290             1,117
       Depreciation                                                      134                 69              302               199
       Non-cash share-based compensation                                 780                  -            2,298                 -
       Income tax benefit on stock option exercises                        -                264                -               385
   Changes in operating assets and liabilities- net of effect from acquisition-
       Accounts receivable                                             1,220               (271)          (4,239)           (3,013)
       Inventories                                                      (579)             1,529              465            (1,523)
       Prepaid expenses and other                                       (987)              (201)             379               590
       Accounts payable                                                2,883                880            3,104              (479)
       Accrued expenses                                                 (306)               778           (3,931)            2,662
       Deferred revenue                                                 (313)                 7              108               292
                                                                  ----------         ----------       ----------        ----------
Net cash provided by operating activities                              6,069              5,290            7,472             5,450
                                                                  ----------         ----------       ----------        ----------

Cash flows from investing activities:
   Acquisition of Maxspeed, net of cash acquired                        (259)                 -          (12,053)               -
   Purchase of TeleVideo thin client business                              -                  -           (3,520)               -
   Purchase of Visara thin client business                                 -                 (6)          (2,107)           (3,805)
   Purchase of ThinTune thin client business, net of cash acq.             -            (10,119)               -           (10,119)
   Purchase of Mangrove Systems SAS, net of cash acquired                  -             (2,829)               -            (2,829)
   Purchase of short-term investments                                (12,850)                 -          (26,288)          (20,233)
   Sales of short-term investments                                     7,864             10,055           33,226            52,239
   Purchases of property and equipment                                  (594)               (24)          (1,412)              (90)
                                                                  ----------         ----------       ----------        ----------
Net cash provided by (used in) investing activities                   (5,839)            (2,923)         (12,154)           15,163
                                                                  ----------         ----------       ----------        ----------

Cash flows from financing activities:
   Proceeds from issuance of common stock, net of expenses            71,236                  -           71,236                 -
   Exercise of stock options                                             638                433            6,014             1,168
   Tax benefit from share-based payment arrangements                     296                  -            1,733                 -
                                                                  ----------         ----------       ----------        ----------
Net cash provided by financing activities                             72,170                433           78,983             1,168
                                                                  ----------         ----------       ----------        ----------

Effect of foreign exchange rate changes on cash                          (65)                 1             (158)              187
                                                                  ----------         ----------       ----------        ----------

   Increase in cash and cash equivalents                              72,335              2,801           74,143            21,968
Cash and cash equivalents, beginning of period                        10,093             36,286            8,285            17,119
                                                                  ----------         ----------       ----------        ----------
   Cash and cash equivalents, end of period                       $   82,428         $   39,087       $   82,428        $   39,087
                                                                  ==========         ==========       ==========        ==========

Supplemental disclosures:
Cash paid for income taxes                                        $      974         $       14       $    4,841        $       60
 Issuance of common stock for purchase of
   Mangrove Systems, SAS                                                  --                 --               --             1,300

                                  NEOWARE, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)



                                                         THREE MONTH ENDED                        THREE MONTH ENDED
                                                           MARCH 31, 2006                           MARCH 31, 2005
                                                 -----------------------------------    -------------------------------------
                                                    GAAP     ADJUSTMENTS    NON-GAAP        GAAP      ADJUSTMENTS    NON-GAAP
                                                 -----------------------------------    -------------------------------------
Net revenues                                     $  27,787            -    $  27,787    $  19,001              -   $   19,001

Cost of revenues
     Cost of products                               15,353          (20) A    15,333       10,571              -       10,571
     Amortization of intangibles                       338         (338) B         -          177           (177)B          -
                                                 ----------------------    ---------    ------------------------   ----------
       Total cost of revenue                        15,691         (358)      15,333       10,748           (177)      10,571
                                                 ----------------------    ---------    ------------------------   ----------
          Gross profit                              12,096          358       12,454        8,253            177        8,430
               Gross profit percentage               43.5%                     44.8%        43.4%                       44.4%

Operating expenses
     Sales and marketing                             4,295         (282) A     4,013        2,806              -        2,806
     Research and development                        1,645          (99) A     1,546          866              -          866
     General and administrative                      2,451         (379) A     2,072        1,843              -        1,843
     Amortization of intangibles                       586         (586) B         -          294           (294)B          -
                                                 ----------------------    ---------    ------------------------   ----------
          Operating expenses                         8,977       (1,346)       7,631        5,809           (294)       5,515
                                                 ----------------------    ---------    ------------------------   ----------

          Operating income                           3,119        1,704        4,823        2,444            471        2,915
               Percentage of revenue                   11%                       17%          13%                         15%

Foreign exchange gain (loss)                           (12)           -          (12)          (7)             -           (7)
Interest income, net                                   507            -          507          241              -          241
                                                 ----------------------    ---------    ------------------------   ----------

          Income before income taxes                 3,614        1,704        5,318        2,678            471        3,149
Income taxes                                         1,301          454 C      1,755          913            158 C      1,071
                                                 ----------------------    ---------    ------------------------   ----------

Net income                                       $   2,313      $ 1,250    $   3,563    $   1,765     $      313   $    2,078
                                                 ======================    =========    ========================   ==========

Earnings per share - diluted                     $    0.12      $  0.07    $    0.19    $    0.11     $     0.02   $     0.13
                                                 ======================    =========    ========================   ==========

Weighted average shares outstanding - diluted       18,848       18,848       18,848       16,404         16,404       16,404
                                                 ======================    =========    ========================   ==========


A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To exclude the tax effect of stock-based compensation expense and amortization of intangible assets and to adjust to an effective tax rate of 33% and 34% for the three months ended March 31, 2006 and March 31, 2005 respectively.

                                  NEOWARE, INC.
                   RECONCILIATION OF GAAP TO NON GAAP AMOUNTS
                      (in thousands, except per share data)

                                   (UNAUDITED)




                                                         NINE MONTHS ENDED                        NINE MONTHS ENDED
                                                           MARCH 31, 2006                           MARCH 31, 2005
                                                 -----------------------------------    -------------------------------------
                                                   GAAP      ADJUSTMENTS    NON-GAAP       GAAP       ADJUSTMENTS    NON-GAAP
                                                 -----------------------------------    -------------------------------------
Net revenues                                     $  83,666            -    $  83,666    $  55,775              -   $   55,775

Cost of revenues
     Cost of products                               47,051          (60) A    46,991       31,286              -       31,286
     Amortization of intangibles                       913         (913) B         -          400           (400)B          -
                                                 ----------------------    ---------    ------------------------   ----------
       Total cost of revenue                        47,964         (973)      46,991       31,686           (400)      31,286
                                                 ----------------------    ---------    ------------------------   ----------
          Gross profit                              35,702          973       36,675       24,089            400       24,489
               Gross profit percentage               42.7%                     43.8%        43.2%                       43.9%

Operating expenses
     Sales and marketing                            12,864         (829) A    12,035        8,664              -        8,664
     Research and development                        4,446         (306) A     4,140        2,299              -        2,299
     General and administrative                      7,614       (1,104) A     6,510        4,848              -        4,848
     Amortization of intangibles                     1,377       (1,377) B         -          717           (717)B          -
                                                 ----------------------    ---------    ------------------------   ----------
          Operating expenses                        26,301       (3,616)      22,865       16,528           (717)      15,811
                                                 ----------------------    ---------    ------------------------   ----------

          Operating income                           9,401        4,589       13,990        7,561          1,117        8,678
               Percentage of revenue                   11%                       16%          14%                         16%

Foreign exchange gain (loss)                            64            -           64         (243)             -         (243)
Interest income, net                                   998            -          998          594              -          594
                                                 ----------------------    ---------    ------------------------   ----------

          Income before income taxes                10,463        4,589       15,052        7,912          1,117        9,029
Income taxes                                         3,767        1,200  C     4,967        2,692            378 C      3,070
                                                 ----------------------    ---------    ------------------------   ----------

Net income                                       $   6,696      $ 3,389    $  10,085    $   5,220     $      739   $    5,959
                                                 ======================    =========    ========================   ==========

Earnings per share - diluted                     $    0.38      $  0.20    $    0.58    $    0.32     $     0.05   $     0.37
                                                 ======================    =========    ========================   ==========


Weighted average shares outstanding - diluted       17,474       17,474       17,474       16,207         16,207       16,207
                                                 ======================    =========    ========================   ==========


A - To exclude the effect of stock-based compensation expense.
B - To exclude the effects of the amortization of intangible assets related to business combinations.
C - To exclude the tax effect of stock-based compensation expense and amortization of intangible assets and to adjust to an effective tax rates of 33% and 34% for the nine months ended March 31, 2006 and March 31, 2005 respectively.